Exhibit 10.19

AMENDMENT TO THE NOTE PURCHASE AGREEMENT

This AMENDMENT TO THE NOTE PURCHASE AGREEMENT, is made and entered into as of September 28, 2001 (this “Amendment”) to amend the Note Purchase Agreement by and between HealthEssentials Solutions, Inc. (the “Company”) and Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”), dated as of September 6, 2001, as set forth herein.

All capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. The Note Purchase Agreement is hereby amended as follows:

(a) Section 1D is deleted in its entirety and replaced with the following amended Section ID:

1D. Repayment or Conversion of Notes. At any time, and from time to time, at the option of Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”) either (A) subject to the terms of the Subordination Agreement by and among the Company, BRS and Heller Healthcare Finance, Inc., dated September 6, 2001 the Company shall repay the principal and accrued but unpaid interest on the Notes or (B)(i) the Purchasers shall return to the Company the Notes, and the Company will issue to the Purchasers, pro rata, a number of shares of Series A-2 Preferred equal to the following quotient, (x) the numerator of which shall be the them outstanding principal amount of the Notes plus accrued but unpaid interest thereon, and (y) the denominator of which shall be $70.08; provided, that in calculating the accrued but unpaid interest, the then effective interest rate under the Notes shall be reduced by five hundred basis points.

Section 2. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties under the Note Purchase Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note Purchase Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Note Purchase Agreement specifically referred to herein.

Section 3. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 4. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counter-parts taken together shall constitute one and the same Agreement.

Section 5. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

Section 6. Governing Law. Issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

HEALTHESSENTIALS SOLUTIONS, INC.

By:	/s/ Michael R. Barr
Name: Michael R. Barr
Its: CEO

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE, L.L.C.
Its:	General Manager

By:
Name:
Its: